Exhibit 5.24

CONSENT OF B. MCDONOUGH

The undersigned hereby consents to reference to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10, being filed by IAMGOLD Corporation with the United States Securities and Exchange Commission, in connection with the technical report entitled “NI 43-101 Technical Report on Expansion Options at the Niobec Mine, Québec, Canada” dated June 17, 2011.

Date: June 30, 2011

/s/ Barry McDonough, P. Geo
Name: Barry McDonough, P.Geo.
Title: Senior Geologist
Company: Roscoe Postle Associates Inc.